SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: July 19, 2004

(Date of earliest event reported)

Huffy Corporation

(Exact name of Registrant as specified in its Charter)

Ohio (State or other jurisdiction of incorporation)	1-5325 (Commission File No.)	31-0326270 (IRS Employer Identification Number)

225 Byers Road, Miamisburg, Ohio	45342-3657
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (937) 866-6251

N/A

(Former name or former address, if changed since last report)

Item 2.  Acquisition or Disposition of Assets

Effective July 19, 2004 Huffy Corporation closed the sale of its Huffy Sports basketball backboard business to Russell Corporation pursuant to an Asset Purchase Agreement dated July 19, 2004, (“Asset Purchase Agreement”).  The transaction was structured as a sale of substantially all the assets of Huffy Corporation’s Huffy Sports division.  The purchase price consisted of $30,000,000 cash subject to certain adjustments as described in the Asset Purchase Agreement and the assumption by the purchaser of certain liabilities.  The purchaser retained $1,000,000 of the purchase price to be distributed pursuant to certain terms and conditions contained in the Asset Purchase Agreement.

Item 7.  Financial Statements and Exhibits

(a)

Not applicable.

(b)

Pro forma financial information.

Pro forma financial information showing the effect of the transaction described in Item 2 are not included with this report and will be filed by amendment hereto as soon as is practicable.

(c)

Exhibits.

4

Amendment No. 13 to the Second Amended and Restated Loan and Security Agreement, dated as of July 16, 2004, by and among Huffy Corporation and it subsidiaries and Congress Financial Corporation (Central)

2.1

Asset Purchase Agreement dated July 19, 2004 by and among Huffy Corporation and Russell Corporation.  Huffy Corporation hereby agrees to supplementally furnish to the Commission a copy of any omitted schedule or exhibit upon request.

99

Press Release dated July 19, 2004

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HUFFY CORPORATION

Date: July 22, 2004	By: /s/ Robert W. Lafferty Robert W. Lafferty Senior Vice President – Finance, Chief Financial Officer and Treasurer